UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 27, 2006 (September 20, 2004)
WINDROSE MEDICAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-31375	35-216691

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(Address and zip code of
principal executive offices)
Registrant’s telephone number, including area code: (317) 860-8180
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below.):
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURE

Item 8.01. Other Events.
      Windrose Medical Properties Trust (“Windrose” or the “Company”) is filing this Current Report on Form 8-K to satisfy the requirements of Form S-4 under the Securities Act of 1933, as amended, in connection with the registration statement on Form S-4 (Registration No. 333-138006) that was filed by Health Care REIT, Inc. (“Health Care REIT”) with the Securities and Exchange Commission (“SEC”) on October 13, 2006.
     The Biltmore Medical Mall property, built in 1998, is a Class A multi-tenant medical office building totaling approximately 152,000 net rentable square feet (exclusive of the Company’s property management office) and is located in the Camelback Corridor in Phoenix, Arizona. The Biltmore Medical Mall consists of one building with four stories, houses an ambulatory surgery center and has an attached 787 space parking garage. A subsidiary of the Company acquired the Biltmore Medical Mall on September 20, 2004 for $46.0 million. The Company owns the property in fee simple.
     Competitor specialty medical properties include, among others, medical office buildings and ambulatory surgery centers located in the Phoenix, Arizona area, the nearest of which is located approximately three miles from the Biltmore Medical Mall property. The Company competes with the owners and operators of these specialty medical properties based on a number of factors including, among others, location, rental rates and property condition. The Company believes that higher construction and land costs combined with increased operating expenses will continue to cause rental rates in the Phoenix, Arizona area to increase.
     The following table sets forth the occupancy rate and average annual rent per leased rentable square foot for the Biltmore Medical Mall property at the end of each year indicated and as of September 30, 2006:

			Average Annual Base Rent per
	Occupancy Rate		Leased Square Foot
2001	76.5%		$27.71
2002	77.3%		$29.11
2003	97.1%		$26.42
2004	98.4%		$28.57
2005	99.7%		$30.08
September 30, 2006	99.7	%(1)	$31.45 (2)

(1)	Occupancy at September 30, 2006.

(2)	Calculated as actual September 2006 average base rent per leased square foot multiplied by 12.
     The following tables set forth information with respect to the tenants that occupy more than 10% of the property’s rentable square footage and lease expirations, respectively, as of September 30, 2006:

Major Tenants

				Percentage of		Percentage of
	Principal		Leased	Property’s		Property’s
	Nature of	Lease	Square	Total Leased	Annualized	Annualized Base
Name	Business	Expiration	Feet	Square Feet	Base Rent(1)	Rent(2)	Renewal Option
IASIS		9/30/2008 &
Healthcare(3)	Surgery center	10/31/2008	46,000	30.3%	$2,105,936	44.1%	Yes(3)
Institute for Bone and Joint Disorders(4)	Physician practice	9/30/2008	30,000	19.7%	$875,836	18.4%	Not applicable(4)
The Orthopedic Clinic Association	Physician practice	9/22/2012	19,185	12.6%	$399,662	8.4%	None

(1)	“Annualized base rent” is equal to the tenant’s actual September 2006 base rent multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with U.S. generally accepted accounting principles (“GAAP”), historical results differ from the annualized amounts.

(2)	Calculated as the percentage of the tenant’s annualized base rent divided by the product of the property’s actual total September 2006 base rent and 12.
(3)	IASIS Healthcare occupies two suites under a single lease. The first suite consists of approximately 26,800 leased square feet and is leased to the tenant until September 30, 2008. The second suite consists of approximately 19,200 and is leased to the tenant until October 31, 2008. IASIS Healthcare has an option to renew the lease for the entire 46,000 leased square feet for an additional 10 years followed by an option to renew for an additional five years.
(4)	Effective October 6, 2006, the Institute for Bone and Joint Disorders vacated the premises and currently is in default under its lease. The Company is considering the available options for enforcing the lease, including, without limitation, the enforcement of certain personal guarantees executed in favor of the Company.
Lease Expiration Schedule

			Percentage of		Percentage of
		Square Footage	Property’s Total	Annualized Base	Property’s
	Number of Leases	of Expiring	Leased Square	Rent of Expiring	Annualized Base
Year of Expiration	Expiring	Leases	Feet	Leases(1)	Rent(2)
2006(3)	1	30,000	19.7%	875,836	18.4%
2007	1	6,471	4.3%	126,185	2.6%
2008	4	56,000	36.9%	2,400,674	50.3%
2009	4	16,841	11.1%	464,327	9.7%
2010	2	9,527	6.3%	228,648	4.8%
2011	—	—	—	—	—
2012	2	30,213	19.9%	624,452	13.1%
2013	—	—	—	—	—
2014	1	2,319	1.5%	54,969	1.2%
Thereafter	—	—	—	—	—
Vacant	1	443	0.3%	—	—

Total	16	151,814	100.0%	4,775,091	100.0%

(1)	Because annualized base rent is not derived from historical results that were accounted for in accordance with GAAP, historical results differ from the annualized amounts.

(2)	Calculated as the percentage of the tenant’s annualized base rent divided by the product of the property’s actual total September 2006 base rent and 12.

(3)	Effective October 6, 2006, a tenant occupying 30,000 square feet vacated the premises and is currently in default under its lease, which expires on September 2008.

     The Biltmore Medical Mall property is subject to a mortgage loan with an outstanding principal balance as of September 30, 2006 of approximately $31.5 million. The loan matures on June 13, 2014 and currently requires monthly principal and interest payments of approximately $257,000 computed at an annual interest rate of 5.64%. At maturity, a balloon payment of approximately $26.8 million will be due and payable under the mortgage lending agreement. The loan cannot be prepaid prior to June 13, 2009. After June 13, 2009, the loan may be prepaid but is subject to a breakage fee of the greater of 1% of the amount being prepaid and the excess, if any, of the net present value of scheduled interest and principal payments of the loan over the amount of principal being prepaid.
     Management believes that this property is adequately covered by insurance.
     The following table reflects certain tax-related information for the Biltmore Medical Mall property:

		Property
	Federal	Tax Rate	Real Estate		Depreciation
	Tax	2006	Tax 2006	Depreciation	Life
Property	Basis	(Estimated)(1)	(Estimated)	Method	(Years)
Biltmore Medical Mall	$43,529,191	56.8719	$842,970	MACRS	39 years

(1)	Per $1,000 of assessed value.
Additional Information and Where to Find It
     In connection with the proposed merger of Windrose with and into a wholly-owned subsidiary of Health Care REIT, Health Care REIT has filed with the SEC a registration statement on Form S-4 (Registration No. 333-138006), which contains a proxy statement/prospectus. Investors are urged to carefully read the proxy statement/prospectus and any other relevant documents filed with the SEC because they contain important information. Investors can obtain the registration statement, including the proxy statement/prospectus, and all other relevant documents filed by Health Care REIT or Windrose with the SEC free of charge at the SEC’s Web site www.sec.gov or, with respect to documents filed by Health Care REIT, from Health Care REIT Investor Relations at One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio, 43603-1475, 419-247-2800 and, with respect to documents filed by Windrose, from Windrose Investor Relations at 3502 Woodview Trace, Suite 210, Indianapolis, Indiana, 46268, 317-860-8875.
Participants in the Solicitation
     The respective directors, trustees, executive officers and other members of management and employees of Health Care REIT and Windrose may be deemed to be participants in the solicitation of proxies from the shareholders of Windrose in favor of the transactions. Information about Health Care REIT and its directors and executive officers, and their ownership of Health Care REIT securities, is set forth in the proxy statement for Health Care REIT’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2006. Information about Windrose and its trustees and executive officers, and their ownership of Windrose securities, is set forth in the proxy statement for the 2006 Annual Meeting of Shareholders of Windrose, which was filed with the SEC on April 10, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available.
     This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s beliefs regarding possible increases in rental rates for specialty medical properties in the Phoenix, Arizona area and management’s belief that the Biltmore Medical Mall property is adequately covered by insurance. Forward-looking statements include any statement that includes words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Expected results may not be achieved, and actual results may differ materially from expectations. This may be caused by various factors, including, but not limited to: changes in economic or general business conditions; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies and operators’ difficulty in obtaining and maintaining adequate liability and other insurance; Windrose’s ability to maintain adequate levels of insurance and the cost of such insurance; competition within the health care and specialty medical property market; negative developments in the operating results or financial condition of operators and tenants; acts of God; operator and tenant bankruptcies or insolvencies; government regulations affecting the health care sector; liability claims and insurance costs for operators and tenants; and hostile acts of third parties. In addition, the ability of Windrose to achieve the expected increases in rental revenues and maintain adequate insurance for the Biltmore Medical Mall property also will be affected by the effects of risks and uncertainties described from time to time in Windrose’s public filings with the SEC. Neither Health Care REIT nor Windrose assume any obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.
     This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDROSE MEDICAL PROPERTIES TRUST
Date: October 26, 2006	By:	/s/ Paula Conroy
Paula Conroy
Senior Vice President and Chief Financial Officer